Exhibit 10.2

                                     RELEASE

KNOW ALL MEN BY THESE PRESENTS that Gary O'Flynn ("O'FLYNN"), for good and valuable consideration, including but not limited to the consummation of a share purchase agreement among O'Flynn, Patrick Corkery, GOFF, Corp. ("GOFF") and Warwick Calasse, in respect to the sale of shares of GOFF, the receipt and sufficiency of which consideration is hereby acknowledged, agrees as follows:

1. O'Flynn hereby remises, releases and forever discharges GOFF and its assigns, employees and servants, and, where applicable, the executors, administrators, successors and assigns from any and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, claims, demands and obligations whatsoever, at law or in equity, which O'Flynn may have had or now have or which her assigns, receivers, receiver-managers, trustees, affiliates, and, where applicable, the heirs, executors, administrators, successors and assigns of his hereafter can, shall or may have existing up to the present time by reason of any matter cause or thing whatsoever relating to or arising out of the relationship between the O'Flynn and GOFF relating to, arising out of or in connection with any and all dealings between the parties to the date hereof.

2. Notwithstanding the above provision and for greater clarification, this Release does not apply to any claims that may arise after the date of this Release.

3. It is understood and agreed that O'Flynn shall not commence or continue any claims or proceedings against anyone in respect of anything hereby released which may result in a claim or proceedings against GOFF. If any such claim or proceeding results in any claim or proceeding against GOFF, then the party bringing such claim or proceeding shall indemnify and save harmless the other party from all resulting liabilities, obligations and costs.

4. O'Flynn hereby represents that he is the only party entitled to the consideration expressed in this Release, and has not assigned any right of action released hereby to any other firm, corporation or person.

5. O'Flynn acknowledges that he has read this document and fully understands the terms of this Release, and acknowledges that this Release has been executed voluntarily after either receiving independent legal advice, or having been advised to obtain independent legal advice and having elected not to do so.

6. This Release is governed by the laws of Nevada, and the parties attorn to the jurisdiction of the Courts of Nevada with regard to any dispute arising out of this Release.

7. Execution and delivery of this document by fax shall constitute effective execution and delivery. Execution of this document by a corporation shall be effective notwithstanding that its corporate seal is not affixed hereto.

DATED for reference this day 26th of February, 2013.


/s/ Gary O'Flynn
-------------------------
Gary O'Flynn